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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Diplomat Pharmacy, Inc.
Flint, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2015, relating to the consolidated financial statements of Diplomat Pharmacy, Inc. which is contained in that Prospectus.

We also hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 18, 2014, relating to the consolidated financial statements of MedPro Rx, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Chicago, Illinois

March 23, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm